UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2023
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Joby Aviation, Inc.
(Exact name of registrant as specified in its charter)
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Delaware			001-39524	98-1548118
(State or other jurisdiction of incorporation)			(Commission File Number)	(IRS Employer Identification No.)

333 Encinal Street

Santa Cruz	,	California		95060
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code: (831) 201-6700
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	JOBY	New York Stock Exchange
Warrants to purchase common stock	JOBY WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 22, 2023, Dr. James Kuffner provided notice to the Board of Directors (the “Board”) of Joby Aviation, Inc. (the “Company”) of his decision to resign from the Board, effective June 30, 2023. Dr. Kuffner’s resignation was not the result of any disagreement with the Company.
Pursuant to a Memorandum of Understanding, dated as of February 20, 2021 (the “MOU”), by and between Toyota Motor Corporation (“Toyota”) and the Company, Toyota has a right to name one designee for election to the Board. The MOU further provides that, if the person serving as Toyota’s designee ceases to serve for any reason, Toyota may designate such person’s successor and the Board will promptly fill the vacancy with such successor designee. Dr. Kuffner is currently serving as the Toyota designee.
In connection with Dr. Kuffner’s resignation, Toyota notified the Company that Tetsuo Ogawa was their selection for successor designee. Accordingly, on June 22, 2023, the Board appointed Tetsuo Ogawa to fill the vacancy created by Dr. Kuffner’s departure. Mr. Ogawa’s term will begin on July 1, 2023, and, as a Class I director, will expire at the Company’s 2025 annual meeting of stockholders. Mr. Ogawa has not been named to any committees of the Board at this time.
As a non-employee director, Mr. Ogawa is entitled to receive compensation paid pursuant to the Company’s Non-Employee Director Compensation Program (the “Program”), which is described in the Company’s Definitive Proxy Statement for its 2023 Annual Meeting of Stockholders filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2023, which description is incorporated herein by reference. Pursuant to the Program, Mr. Ogawa will also receive a prorated annual equity grant based upon the number of days from his appointment through the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”), which will vest in full on the earlier of the date of the 2024 Annual Meeting or June 22, 2024. In addition, the Company will enter into an indemnification agreement with Mr. Ogawa, the form of which has been filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2023.
In 2019, the Company entered into an Amended and Restated Collaboration Agreement with Toyota (the “Collaboration Agreement”), which defined the terms of the parties’ relationship in connection with certain planned collaboration projects. The Collaboration Agreement is filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2023.
In addition, in April 2023, the Company entered into a long-term supply agreement with Toyota to supply key powertrain and actuation components for the production of the Company’s aircraft (the “Supply Agreement”). The Company expects payments under the Supply Agreement to exceed $120,000 for fiscal year 2023. A copy of the Supply Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023.
Mr. Ogawa is the Operating Officer of Toyota and is President and Chief Executive Officer of Toyota Motor North America, Inc (“TMNA”). Mr. Ogawa does not have any interest in the Collaboration Agreement or the Supply Agreement except by virtue of his position as an officer of Toyota and TMNA.
Item 7.01 Regulation FD Disclosure.
On June 28, 2023, the Company issued two press releases entitled “Joby Appoints Toyota Motor North America President and CEO Tetsuo “Ted” Ogawa to the Company’s Board of Directors” and “Joby Marks Production Launch, Receives Permit to Fly First Aircraft Built on Production Line.” The press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein solely for purposes of this Item 7.01 disclosure.
On June 28, 2023, the Company posted a presentation entitled “Joby Aviation Production Launch - June 2023” on its investor relations website. The presentation is attached hereto as Exhibit 99.3 and is incorporated herein solely for purposes of this Item 7.01 disclosure.
The information in this Item 7.01, including Exhibits 99.1, 99.2 and 99.3, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Report will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibits 99.1, 99.2 and 99.3.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release, dated June 28, 2023 entitled “Joby Appoints Toyota Motor North America President and CEO Tetsuo “Ted” Ogawa to the Company’s Board of Directors”
99.2	Press Release, dated June 28, 2023 entitled “Joby Marks Production Launch, Receives Permit to Fly First Aircraft Built on Production Line”
99.3	Presentation, dated June 28, 2023 entitled “Joby Aviation Production Launch - June 2023”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Joby Aviation, Inc.

Date:	June 28, 2023	By:	/s/ Matthew Field
		Name:	Matthew Field
		Title:	Chief Financial Officer